Re: Questions 72DD1, 77DD2, 73A, 74U1, 74U2, 74V1 and 74V2

The following funds offer Class A, Class C and Class I shares.

Emerging Markets Fund 			(Series 1)
Asia Fund 				(Series 2)
Emerging Markets Great Consumer Fund 	(Series 5)
Asia Great Consumer Fund 		(Series 6)
Global Great Consumer Fund 		(Series 7)
Global Dynamic Bond Fund 		(Series 8)


The following is a class breakout of the Total income dividends for which record date passed (72DD1,72DD2 and 73A) during the period ended October 31, 2015 :
			            Distributions    Distribution
Class A:			     	 (000's)         per share

Emerging Markets Fund        		-		-
Asia Fund				-          	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		7	     $0.117753

Class C:

Emerging Markets Fund       		-		-
Asia Fund				-      		-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-		-
Global Dynamic Bond Fund		5	    $0.078543

Class I:

Emerging Markets Fund       		-	        -
Asia Fund				-   	       	-
Emerging Markets Great Consumer Fund	-		-
Asia Great Consumer Fund		- 		-
Global Great Consumer Fund		-	        -
Global Dynamic Bond Fund		141	     $0.132311



Within the N-SAR, the number of shares outstanding (74U1 and 74U2) presented have been combined as follows:

	 74U1  Class A shares
	 74U2  Class C and Class I shares

 The following is a class breakout of the NAV's and shares outstanding (000's) at October 31, 2015:

 	 				NAV		Shares
							Outstanding
  					                (000's)
Class A:

Emerging Markets Fund       		8.93          	64
Asia Fund				10.47        	52
Emerging Markets Great Consumer Fund	10.88		1,915
Asia Great Consumer Fund		12.17		1,098
Global Great Consumer Fund		13.33		77
Global Dynamic Bond Fund		10.06		56

Class C:

Emeriging Markets Fund       		8.58      	120
Asia Fund	     			10.04       	28
Emerging Markets Great Consumer Fund	10.47 		2,146
Asia Great Consumer Fund		11.71		685
Global Great Consumer Fund		12.94		74
Global Dynamic Bond Fund		10.03		56


Class I:

Emerging Markets Fund       		9.03         	938
Asia Fund	     			10.64        	2,446
Emerging Markets Great Consumer Fund	11.01		15,578
Asia Great Consumer Fund		12.31		7,439
Global Great Consumer Fund		13.44		1,321
Global Dynamic Bond Fund		10.07		1,089